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                                                                    EXHIBIT 11.1

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (unaudited)


                                     For the Three Months Ended March 31, 1996
                                     -----------------------------------------              Primary        Fully Diluted
                                                               Days                         Weighted          Weighted
                                                                Out-                         Average           Average
                                       Outstanding             stand-                        Shares            Shares
                                   From             To          ing         Shares         Outstanding       Outstanding
                                   ----             --          ---         ------         -----------       -----------
Beginning shares                   1/01/96        3/31/96         91       5,297,375        5,297,375         5,297,375

Dilutive effect of common
  stock equivalents:

At average price per share         1/01/96        3/31/96         91       1,000,000          309,679           309,679

At closing price per share                                                                        n/a               n/a

Exercise of employee stock         3/25/96        3/31/96          6           1,000               66                66
                                                                                           ----------        ----------
 options

Ending shares                                                                               5,607,120         5,607,120
                                                                                           ==========        ==========

Net Earnings                                                                               $1,005,402        $1,005,402
                                                                                           ==========        ==========

Net Earnings Per Share                                                                     $      .18        $      .18
                                                                                           ==========        ==========


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